Exhibit 99.5
YOUR VOTE IS IMPORTANT! You can vote in one of three ways: VOTE BY INTERNET — www.proxyvote.com FIDELITY NATIONAL INFORMATION SERVICES, INC. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or 601 RIVERSIDE AVENUE meeting date. Have your proxy card in hand when you access the web site and JACKSONVILLE, FL 32204 follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M15666-S47685 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FIDELITY NATIONAL INFORMATION SERVICES, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ISSUE SHARES OF FIS COMMON STOCK IN CONNECTION WITH THE MERGER AND “FOR” THE PROPOSALS TO ISSUE SHARES OF FIS COMMON STOCK IN CONNECTION WITH THE INVESTMENTS For Against Abstain 1. To approve the issuance of shares of FIS common stock as contemplated by the Agreement and Plan of Merger, dated as of 0 0 0 March 31, 2009, by and among Fidelity National Information Services, Inc., Cars Holdings, LLC, and Metavante Technologies, Inc., as such agreement may be amended from time to time. 2. To approve the issuance of 12,861,736 shares of FIS common stock to be purchased by affiliates of Thomas H. Lee Partners, L.P. 0 0 0 as contemplated by the Investment Agreement, dated as of March 31, 2009, by and between FIS and the investors named therein, as such agreement may be amended from time to time. 3. To approve the issuance of 3,215,434 shares of FIS common stock to be purchased by Fidelity National Financial, Inc. as 0 0 0 contemplated by the Investment Agreement, dated as of March 31, 2009, by and between FIS and the investors named therein, as such agreement may be amended from time to time. 4. To approve the adjournment of the Special Meeting, including, if necessary or appropriate, to solicit additional proxies in the 0 0 0 event that there are not sufficient votes at the time of the Special Meeting to approve any of the foregoing proposals. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT! You can vote in one of three ways: 1. Call toll-free 1-800-690-6903 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call. or 2. Vote by Internet at our Internet Address: www.proxyvote.com or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE VOTE PLEASE DETACH HERE M15667-S47685 FIDELITY NATIONAL INFORMATION SERVICES, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [ ], 2009 The undersigned hereby appoints William P. Foley, II, Lee A. Kennedy and Ronald D. Cook, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Fidelity National Information Services, Inc. (“FIS”) held of record by the undersigned as of June 29, 2009, at the Special Meeting of Shareholders to be held at 10:00 a.m., eastern time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204 on [ ], 2009, or any adjournment thereof. This instruction and proxy card is also solicited by the Board of Directors of FIS for use at the Special Meeting of Shareholders on [ ], 2009 at 10:00 a.m., eastern time, from persons who participate in either (1) the FIS 401(k) Profit Sharing Plan (the “401(k) Plan”), or (2) the FIS Employee Stock Purchase Plan (the “ESPP”), or (3) both the 401(k) Plan and the ESPP. By signing this instruction and proxy card, the undersigned hereby instructs Wells Fargo Bank Minnesota, N.A., Trustee for the 401(k) Plan and the ESPP, to exercise the voting rights relating to any shares of common stock of FIS allocable to his or her account(s) as of June 29, 2009. For the 401(k) Plan, the Trustee will tabulate the votes received from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios. For the ESPP, the Trustee will vote only those shares that are properly voted by ESPP participants. (Continued on reverse side)